SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 28, 2013

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Securities.

On October 28, 2013, we issued and sold to Wei Gong, a member of our Board of Directors and the owner of 2,238,000 common shares, an additional 522,000 common shares, for a purchase price of $605,520 ($1.16 per share), pursuant to a Subscription Agreement dated September 28, 2013, previously filed as an exhibit to our Current Report on Form 8-K filed on September 30, 2013.  Mr. Gong now owns a total of 2,760,000 common shares (the “Shares”), or approximately 19.77% of our outstanding common shares. The proceeds of the sale will be used as working capital by our variable interest entity, Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.  As a condition of the sale, Mr. Gong agreed not to sell the Shares for 18 months and thereafter at not less than $1.16 per share.  We did not pay any brokerage or other commissions to an underwriter, broker-dealer or other person in connection with the sale.

The Shares were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act. Mr. Gong is a non-U.S. Person, as defined in Rule 902of Regulation S. The certificates evidencing the Shares were endorsed with restrictive legends in accordance with Regulation S.

We believe that the issuance and sale of the additional 522,000 common shares was exempt from the requirements of NASDAQ Marketplace Rule 5635, which requires shareholder approval for a transaction other than a public offering involving the sale of 20% or more of an issuer’s common shares outstanding prior to the transaction for less than the greater of book or market value of the stock, in reliance upon the “home country exception” to Rule 5635(d). We have furnished the compliance staff of Nasdaq with the opinion of a leading law firm licensed to practice in the British Virgin Islands, our jurisdiction of organization or home country, to the effect that shareholder approval is not required for a transaction other than a public offering involving the sale of 20% or more of an issuer’s common shares outstanding prior to the transaction for less than the greater of book or market value of the stock, and consequently we have advised the staff of Nasdaq that we intend to rely upon the exemption from the requirements of NASDAQ Marketplace Rule 5635 in reliance upon the “home country exception” to Rule 5635(d).

Item 7.01 Regulation FD Disclosure.

On October 30, 2013, we issued a press release reporting the sale of the 522,000 additional common shares to Wei Gong.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1   Subscription Agreement with Wei Gong dated September 28, 2013 (incorporated by reference to exhibit 99.1 to our Current Report on Form 8-K filed on September 30, 2013).

99.1   Press release dated October 30, 2013.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/S/ HANYING LI
Hanying Li
Chief Executive Officer

Dated: October 30, 2013